Exhibit 99.1

Atossa Therapeutics Announces $10M Stock Repurchase Program

SEATTLE, June 27, 2023 (GLOBE NEWSWIRE) — Atossa Therapeutics, Inc. (Nasdaq: ATOS), a clinical stage biopharmaceutical company developing innovative proprietary medicines to address significant unmet needs in oncology with a focus on breast cancer, today announces that its Board of Directors has approved a share repurchase program with authorization to purchase up to $10 million of its common stock through December 31, 2023.

"We are committed to strategically deploying capital to drive long-term value for stockholders,” said Dr. Steven Quay, Atossa’s President and Chief Executive Officer. “We believe that the current macroeconomic environment along with the long-term prospects of our business provide a unique buyback opportunity and this stock repurchase program reflects our confidence in the execution of our strategic priorities and the bright future of Atossa."

"Given the strength of our balance sheet and the progress we have made with our (Z)-endoxifen development program that includes multiple ongoing Phase 2 studies, we believe the current share price presents an attractive and strategic buying opportunity for our stock,” said Greg Weaver, Atossa’s Chief Financial Officer. “The approved share repurchase program is designed to create stockholder value over the long term. The size of the repurchase authorization is less than 10% of total cash, as reported on March 31, 2023, and should not have a material impact on our cash runway, which currently exceeds three years."

Under the stock repurchase program, Atossa expects to repurchase shares of its common stock from time to time in open market transactions, privately negotiated block transactions, or other means, including through the use of trading plans intended to qualify under Rule 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, in accordance with applicable securities laws and regulations. The number of shares to be repurchased and the timing of the repurchases, if any, will depend on several factors, including, but not limited to, stock price, trading volume and general market conditions, along with the Company’s working capital requirements and general business conditions. The repurchase authorization does not oblige the Company to acquire any particular amount of its common stock. The Board of Directors may suspend, modify, or terminate the stock repurchase program at any time without prior notice.

About Atossa Therapeutics

Atossa Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines in areas of significant unmet medical need in oncology with a focus on breast cancer. For more information, please visit www.atossatherapeutics.com

CONTACT:

Eric Van Zanten

VP, Investor and Public Relations

610-529-6219

eric.vanzanten@atossainc.com

FORWARD LOOKING STATEMENTS

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including the risks and uncertainties associated with our ability to execute on our stock repurchase program, due to changes in stock price or market or business conditions, any variation between interim and final clinical results, actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa including those needed to commence studies of (Z)-endoxifen, lower than anticipated rate of patient enrollment, estimated market size of drugs under development, the safety and efficacy of Atossa’s products, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others such as patent rights, whether reduction in breast density or in Ki-67 or any other result from a neoadjuvant study is an approvable endpoint for (Z)-endoxifen, whether Atossa can complete acquisitions, and other risks detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.